Exhibit 99.1

CROWDGATHER ACQUIRES LEADING CONSUMER ELECTRONICS MEDIA REVIEW SITE ANYTHINGBUTIPOD.COM

Woodland Hills, CA.  November 10, 2009--- One of the leading networks of forum communities on the Internet, CrowdGather (OTCBB:CRWG), today announced that it has acquired the leading consumer electronics media player community site www.anythingbutipod.com (ABI) from EnzoTen Media, Inc.  As part of the agreement, EnzoTen Media, Inc.’s owner and ABI’s founder and editor in chief, Grahm Skee will join the CrowdGather team as a dedicated advisor to the Company’s technology oriented communities.

“Mobility and the mobile demographic are key target segments for us as we continue to expand our forum site portfolio,” said Sanjay Sabnani, CrowdGather’s Chairman and CEO.  “We are excited to have Grahm Skee join our team to help us manage and expand this category of sites.

As founder of EnzoTen Media and ABI, Grahm Skee has built the site up to a multi-million page view per month media property through his keen understanding of online community building, marketing, and search engine optimization.  Obsessed with usability and design, Grahm maintains an open dialog with top device manufactures seeking input from him and ABI’s members on their latest product launches.

“My journey with ABI has taught me that there is almost limitless potential in leveraging forums in order to build world class properties on the internet,” said Grahm Skee.  “Had I not learned of CrowdGather, I would have tried to expand my portfolio through my own efforts, but that would have taken more time and resources.  By joining forces with CrowdGather, I feel we can accomplish great things in a much more rapid timeframe, as we assist other forum owners in realizing the true potential of their communities.

About CrowdGather, Inc.

With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

About Anythingbutipod.com

Founded in 2005, Anythingbutipod.com has grown to become the leading mp3 player review site and community with over 62,000 portable media enthusiast that have started over 42,000 topics.  ABI has mentions in the New York Times, Newsweek, and other publications thought the world. In 2007 PC Magazine named the site one of the top 100 undiscovered websites of that year.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For additional information, please contact:

Investor Contact:    Barry Gross
                               Gross Capital, Inc.
                   Phone: 361-949-4999
                               Email: crowdgather@grosscapital.com

Media Contact:   Sanjay Sabnani
                              Phone: 818-435-2472 x 101
                              Email: sanjay@crowdgather.com